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                                                                   EXHIBIT 10.15

                                                                DOSS, JEFFREY S.




                           MOBILITY ELECTRONICS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This Non-Qualified Stock Option Agreement (the "Agreement") dated as of December 1, 1999 is entered into between Mobility Electronics, Inc., a Delaware corporation (the "Company"), and Jeffrey S. Doss, an employee of the Company (the "Optionee"). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

         1. GRANT OF OPTION. Under the terms and conditions of the Company's Amended and Restated 1996 Long Term Incentive Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of 150,000 shares of the Company's Common Stock, par value $.01 per share, at a price of $2.00 per share. The Option is granted as of the date first above written (the "Date of Grant").

         2. CHARACTER OF OPTION. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         3. TERM. The Option will expire on the earliest of: (i) the fifth anniversary of the Date of Grant or, (ii) one year following the termination of Optionee's employment with the Company.

         4. VESTING. Subject to the provisions of Section 6(b) of the Plan, this option shall be exercised (and shall vest) on the basis of 4,167 shares per month for 35 months, commencing on January 1, 2000, and 4,155 shares on the 36th month, with such exercisability being on the first day of each such month. Notwithstanding the above, the Option will be exercisable, and vest, in full: (i) upon a Change In Control (as defined in the Employment Agreement, of even date herewith, by and between the Company and Optionee); or (ii) if the Common Stock is then trading on a national securities exchange or the Nasdaq National Market and the closing price of the Common Stock for ninety consecutive trading dates on such exchange or market exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like occurring after the date hereof). In addition, notwithstanding the above, upon the occurrence of a CEO Termination Event, this Option shall become exercisable for an additional six (6) months amount of shares (e.g., if the event occurred in month 20, additional shares equal to 4,155 multiplied by 6), in addition to the then exercisable portion of this Option. Notwithstanding anything herein to the contrary, except as provided above in this Section 4, upon termination of Employee's employment with the Company, for any reason, the unvested portion of the Option shall immediately terminate.


         5. PROCEDURE FOR EXERCISE. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company and payment of the purchase price prescribed in Section 1 above for the shares to be acquired pursuant to the exercise.


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         6.       PAYMENT OF PURCHASE PRICE. Payment of the purchase price for any shares purchased pursuant to the Option shall be in cash, unless otherwise agreed to in writing by the Compensation Committee of the Board of Directors of the Company.

         7. TRANSFER OF OPTIONS. The Option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee's legally authorized representative.

         8. ACCEPTANCE OF THE PLAN. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

         9. AMENDMENT. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

         10. MISCELLANEOUS. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Optionee.

         Executed as of the date first above written.

                                   MOBILITY ELECTRONICS, INC.


                                   By: /s/ CHARLES R. MOLLO
                                       -----------------------------------------
                                             Charles R. Mollo
                                             Chief Executive Officer


                                   OPTIONEE:


                                   /s/ JEFFREY S. DOSS
                                   ---------------------------------------------
                                   Jeffrey S. Doss

                                   [WITHHELD]
                                   ---------------------------------------------
                                   Social Security Number of Optionee



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